Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Galena Biopharma, Inc. (“Galena”) and SELLAS Life Sciences Group Ltd (“SELLAS”), entered into an Agreement and Plan of Merger and Reorganization, dated August 7, 2017, as amended, and approved on December 29, 2017 by and among Galena, SELLAS, Sellas Intermediate Holdings I, Inc. (“Holdings I”), Sellas Intermediate Holdings II, Inc. (“Holdings II”), and Galena Bermuda Merger Sub, Ltd. (“Merger Sub”), which agreement is referred to herein as the Merger Agreement. Under the Merger Agreement, Merger Sub, an indirect wholly owned subsidiary of Galena, merged with and into SELLAS, with SELLAS surviving as an indirect wholly owned subsidiary of Galena, which business combination is referred to herein as the Merger.

Following Galena stockholder approval on December 29, 2017, but prior to the consummation of the Merger, Galena consummated a reverse stock split of its issued and outstanding common stock (the “Common Stock”) in a ratio of 1 for 30. All pro forma references to the number of shares and per share amounts of Common Stock have been retroactively restated to reflect the reverse split. After the completion of the Merger, Galena changed its corporate name to “SELLAS Life Sciences Group, Inc.” as required by the Merger Agreement. Under the terms of the Merger Agreement, Galena’s stockholders agreed to the Merger, with the exchange ratio defined as 43.9972 shares of Common Stock for each common share of SELLAS. In addition, outstanding SELLAS warrants became exercisable for Common Stock and outstanding restricted stock units, or RSUs, became RSUs for Common Stock, each based on the exchange ratio.

The following unaudited pro forma condensed combined financial statements give effect to the Merger and was prepared in accordance with the regulations of the U.S. Securities and Exchange Commission (“SEC”). Although Galena is considered the legal acquiror of SELLAS, for accounting purposes, SELLAS is considered have acquired Galena in the Merger. Consequently, this transaction is accounted for as a reverse acquisition.

SELLAS was determined to be the accounting acquiror based upon the terms of the Merger Agreement and other factors including:

•	Galena securityholders, own approximately 32.5% of the aggregate number of shares of Common Stock, and SELLAS securityholders own approximately 67.5% of the aggregate number of shares of Common Stock, in each case calculated on a fully diluted basis for the continuing company, except for the exclusion of the impact of a potential third-party financing consented to by SELLAS and the 85,229 warrants for shares of Common Stock that are significantly out-of-the money (“Significantly Out-of-the-Money Galena Warrants”); and

•	directors appointed by SELLAS hold a majority of board seats in the post-Merger continuing company.

The reverse acquisition transaction is considered a business combination and therefore is accounted for under the acquisition method of accounting under U.S. generally accepted accounting principles (“U.S. GAAP”). Under the acquisition method of accounting for purposes of these unaudited pro forma condensed combined financial statements, management of Galena and SELLAS have determined a preliminary estimated purchase price, calculated as described in Note 2 to these unaudited pro forma condensed combined financial statements. The Galena assets acquired and liabilities assumed in connection with the transaction are recorded at their estimated acquisition date fair values. A final determination of these estimated fair values will be based on the actual net assets of Galena that existed as of December 29, 2017.

The unaudited pro forma condensed combined balance sheet as of September 30, 2017 assumes that the Merger took place on September 30, 2017 and combines the historical balance sheets of Galena and SELLAS as of such date. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2017 and for the year ended December 31, 2016 assumes that the Merger took place as of January 1, 2016, and combines the historical results of Galena and SELLAS for the nine months ended September 30, 2017 and for the year ended December 31, 2016, respectively. The annual financial statements of Galena have been derived from the historical audited financial statements of Galena as of and for the fiscal year ended December 31, 2016, included in Galena’s Annual Report on Form 10-K filed with the SEC on March 15, 2017. The interim financial statements of Galena have been derived from the historical unaudited financial statements of Galena as of and for the nine months ended September 30, 2017 included in Galena’s Quarterly Report on Form 10-Q filed with the SEC on November 9, 2017. The annual financial statements of SELLAS have been derived from the historical audited financial statements of SELLAS as of and for the fiscal year ended December 31, 2016 included in Galena’s proxy statement/prospectus/consent solicitation statement dated November 6, 2017 and filed with the SEC pursuant to Rule 424 on November 8, 2017. The interim financial statements of SELLAS have been derived from the historical unaudited financial statements of SELLAS as of and for the nine months ended September 30, 2017, included in SELLAS Life Sciences Group, Inc.’s Form 8-K filed on January 5, 2018. The historical financial statements of Galena and SELLAS have been combined and adjusted to give pro forma effect to events that are (i) directly attributable to the Merger, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial statements are based on the assumptions and adjustments that are described in the accompanying notes. The unaudited pro forma condensed combined financial statements and pro forma adjustments have been prepared based on preliminary estimates of fair value of assets acquired and liabilities assumed. Galena’s net assets acquired by SELLAS on December 29, 2017, may differ materially from the information presented in these unaudited pro forma combined financial statements.

The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies. The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had Galena and SELLAS been a combined company during the specified periods.

The unaudited pro forma condensed combined financial statements, including the notes thereto, should be read in conjunction with the separate Galena and SELLAS historical financial statements.

Unaudited Pro Forma Condensed Combined Balance Sheet

September 30, 2017

(in thousands of U.S. Dollars)

	Galena	SELLAS	Pro Forma Merger Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$12,914	$2,369	$—		$15,283
Restricted cash	12,372	85	—		12,457
Prepaid expenses and other current assets	520	74	—		594
Current assets of discontinued operations	830	—	(830	)A	—

Total current assets	26,636	2,528	(830)		28,334
Equipment and furnishings, net	123	—	—		123
In-process research and development	9,300	—	2,800	B	12,100
GALE 401 rights	8,100	—	—		8,100
Goodwill	5,386	—	497	B	5,883
Deposits and other assets	50	—	—		50
Deferred tax assets	—	34	—		34

Total assets	$49,595	$2,562	$2,467		$54,624

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$211	$4,021	$—		$4,232
Accrued expenses and other current liabilities other	3,186	21	7,948	C	11,155
Income tax payable	—	127	—		127
Litigation settlement payable	1,300	—	—		1,300
Fair value of warrants potentially settleable in cash	4,395	—	—		4,395
Current portion of long-term debt	12,170	—	—		12,170
Current liabilities of discontinued operations	6,759	—	(6,759	)A	—

Total current liabilities	28,021	4,169	1,189		33,379

Convertible debt, net of current portion	—	5,962	(5,962	)D	—
Deferred tax liability	5,661	—	2,418	E	8,079
Contingent purchase price consideration	1,277	—	—		1,277

Total liabilities	34,959	10,131	(2,355)		42,735

Stockholders’ equity (deficit):
Preferred stock	—	—	—		—
Common stock	4	760	(763	)F,G	1
Additional paid-in capital	347,610	37,071	(326,997	)F,G	57,684
Accumulated deficit	(329,129)	(45,400)	328,733	F,G	(45,796)
Less treasury shares at cost	(3,849)	—	3,849	F,G	—

Total stockholders’ equity (deficit)	14,636	(7,569)	4,822		11,889

Total liabilities and stockholders’ equity (deficit)	$45,595	$2,562	$2,467		$54,624

See accompanying notes to the unaudited pro forma condensed combined financial statements

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2017

(in thousands of U.S. Dollars, except share and per share data)

	Galena	SELLAS	Pro Forma Merger Adjustments		Pro Forma Combined
OPERATING EXPENSES:
Research and development	$5,357	$5,079	$—		$10,436
General and administrative	9,104	9,039	(3,322	)C	14,821

Total operating expenses and loss from operations	(14,461)	(14,118)	3,322		(25,257)

Non-operating income (expense)
Litigation settlements	(1,300)	—	—		(1,300)
Change in fair value of warrants potentially settleable in cash	7,822	—	—		7,822
Goodwill and impairment loss	(5,231)	—	5,231	I	—
Interest expense, net	(2,225)	(360)	303	D	(2,282)
Other expenses	—	(288)	—		(288)
Net foreign exchange losses	—	(23)	—		(23)
Change in fair value of the contingent purchase price liability	(182)	—	—		(182)

Loss before income taxes	(15,577)	(14,789)	8,856		(21,510)
Income tax expense	—	180	—		180

Net loss	$(15,577)	$(14,969)	$8,856		$(21,690)

Basic net loss per share	$(0.45)				$(4.92)

Weighted-average common shares outstanding, basic	34,406,397				4,411,216	H

See accompanying notes to the unaudited pro forma condensed combined financial statements

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2016

(in thousands of U.S. Dollars, except share and per share data)

	Galena	SELLAS	Pro Forma Merger Adjustments		Pro Forma Combined
OPERATING EXPENSES:
Research and development	$19,860	$11,395	$—		$31,255
General and administrative	12,007	4,593	—		16,600

Total operating expenses and loss from operations	(31,867)	(15,988)	—		(47,855)

Non-operating income (expense)
Litigation settlements	(2,750)	—	—		(2,750)
Change in fair value of warrants potentially settleable in cash	22,220	—	—		22,220
Interest expense, net	(3,508)	(1,166)	395	D	(4,279)
Other expenses	—	(422)	—		(422)
Net foreign exchange losses	—	(104)	—		(104)
Change in fair value of the contingent purchase price liability	5,047	—	—		5,047

Loss before income taxes	(10,858)	(17,680)	395		(28,143)
Income tax expense	243	1	—		244

Net loss	$(11,101)	$(17,681)	$395		$(28,387)

Basic net loss per share	$(1.11)				$(8.43)

Weighted-average common shares outstanding, basic	9,958,802				3,367,857	H

See accompanying notes to the unaudited pro forma condensed combined financial statements

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

1. Description of Transaction and Basis of Presentation

Description of Transaction

On August 7, 2017, Galena Biopharma, Inc., a Delaware corporation (“Galena”), SELLAS Life Sciences Group Ltd, a Bermuda exempted company (“SELLAS”), Sellas Intermediate Holdings I, Inc., a Delaware corporation and a wholly owned subsidiary of Galena (“Holdings I”), Sellas Intermediate Holdings II, Inc., a Delaware corporation and a wholly owned subsidiary of Holdings I (“Holdings II”) and Galena Bermuda Merger Sub, Ltd., a Bermuda exempted company and a wholly owned subsidiary of Holdings II (“Merger Sub”), entered into an Agreement and Plan of Merger and Reorganization, which was amended on November 5, 2017 and approved by Galena’s stockholders on December 29, 2017 (the “Merger Agreement”), pursuant to and following which, on December 29, 2017, Merger Sub merged with and into SELLAS, with SELLAS becoming an indirect wholly owned subsidiary of Galena and the surviving corporation of the merger (the “Merger”). SELLAS and Merger Sub are both Bermuda exempted companies, and the Merger also occurred pursuant to a statutory merger agreement governed by Bermuda law (the “Bermuda Merger Agreement”). The SELLAS shareholders and Galena treated the Merger as a taxable sale and purchase of the shares of SELLAS for all U.S. federal, state and local income tax purposes unless otherwise required by applicable legal requirements. The Merger is not a taxable transaction to stockholders of Galena, and the shares of Galena common stock, par value $0.0001 per share (the “Common Stock”), held by Galena stockholders remain outstanding after the Merger.

On December 29, 2017, 94,966 outstanding shares of SELLAS were converted into 4,178,219, shares of Common Stock based on an exchange ratio of 43.9972 per share (the “Exchange Ratio”) after giving effect to a 1-for-30 reverse stock split of the Common Stock that was effected prior to the Merger (the “Reverse Stock Split”). The 290 unvested shares of outstanding SELLAS restricted stock units (“RSUs”), were converted into RSUs to be settled in 12,758 shares of Common Stock. The outstanding warrants to acquire 7,186 common shares of SELLAS became exercisable for 316,163 shares of Common Stock. Immediately following the consummation of the Merger, Galena and SELLAS securityholders own approximately 32.5% and 67.5% of the aggregate number of shares of Galena Common Stock, respectively, calculated on a fully diluted basis for the continuing company, except for the exclusion of the impact of 85,229 out-of-the money Galena warrants (the “Significantly Out-of-the-Money Galena Warrants”).

Following consummation of the Merger, the name of the combined company became SELLAS Life Sciences Group, Inc. and shares of the continuing company are trading on the NASDAQ Capital Market under a new ticker symbol, SLS.

Basis of Presentation

The unaudited pro forma condensed combined financial statements use the historical financial statements of Galena and SELLAS, which are prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), and include pro-forma adjustments to present the pro forma financial position and results of operations of the combined companies pursuant to the rules and regulations of Article 11 of Regulation S-X of the Securities and Exchange Commission (“SEC”).

For the purposes of the unaudited pro forma condensed combined financial statements, the accounting policies of Galena and SELLAS are aligned with no differences. Accordingly, no effect has been provided for the pro forma adjustments described in Note 3, “Pro Forma Adjustments.”

The unaudited pro forma condensed combined balance sheet as of September 30, 2017 is presented as if the Merger had been completed on September 30, 2017. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2017 and for the year ended December 31, 2016 assumes that the Merger took place as of January 1, and combines the historical results of Galena and SELLAS for the nine months ended September 30, 2017, and for the year ended December 31, 2016, respectively. Based on the terms of the Merger, SELLAS, the foreign private issuer, is deemed to be the acquiring company for accounting purposes and the transaction is accounted for as a business combination in accordance with U.S. GAAP. Accordingly, the assets and liabilities of SELLAS are reported as of December 29, 2017 at their respective historical carrying values and the acquired net assets of Galena will be recorded as of December 29, 2017 at their fair values.

For the purpose of these unaudited pro forma condensed combined financial statements, management of SELLAS and Galena have determined a preliminary estimated purchase price for the business combination, and such amount has been calculated as described in Note 2 to these unaudited pro forma condensed combined financial statements. The net assets acquired in connection with the transaction are at their estimated fair values.

2. Preliminary Purchase Price

Pursuant to the Merger Agreement, at the closing of the transaction, Galena issued to SELLAS securityholders a number of shares of Common Stock representing approximately 67.5% of the outstanding shares of Common Stock of the continuing company resulting in Galena securityholders retaining the remaining 32.5% of the outstanding shares of Common Stock, in each case on a fully diluted basis for the continuing company except for the exclusion of the impact of the Significantly Out-of-the-Money Galena Warrants. The estimated preliminary purchase price, which represents the consideration transferred to Galena equity holders in the reverse transaction is calculated based on the number of shares of Common Stock of the continuing company that Galena equity holders own as of the closing of the transaction. The accompanying unaudited pro forma condensed combined financial statements reflect an estimated purchase price of approximately $13.9 million, which consists of the following (in thousands of U.S. Dollars except for share and per share amounts):

Estimated fair value of Galena shares outstanding(1)	$12,487
Estimated fair value of Galena warrants assumed(2)	1,398
Estimated fair value of Galena stock options assumed(2)	6

Total preliminary estimated purchase price	$13,891

(1)	The estimated fair value of Galena shares outstanding was determined as follows:

Number of Galena shares outstanding on December 29, 2017	47,660,177
Reverse stock split factor	30

Galena shares outstanding at December 29, 2017	1,588,673

Closing share price of Galena common stock on December 29, 2017	$0.26
Reverse stock split factor	30

Closing share price of Galena common stock on December 29, 2017	$7.86

Estimated fair value of Galena shares outstanding	$12,487

(2)	The estimated fair value of the Galena warrants and stock options assumed were determined using a Black-Scholes model.

The number of shares of Common Stock that will be issued (or reserved for issuance) to SELLAS securityholders, for purposes of these unaudited pro forma condensed combined financial statements, is calculated pursuant to the terms of the Merger Agreement based on Common Stock outstanding as of December 29, 2017, as follows:

Shares of Common Stock outstanding as of December 29, 2017	1,588,673
Warrants outstanding (excluding 85,229 out-of-the-money warrants)	566,667
Options outstanding	14,775

Fully diluted securities outstanding for exchange	2,170,115
Ownership by Galena securityholders	32.5%

Shares issuable to SELLAS securityholders	4,507,140

Under the acquisition method of accounting, the total purchase price and the acquired tangible and intangible assets and assumed liabilities of Galena are recorded based on their estimated fair values as of the transaction closing date. The excess of the consideration paid over the estimated fair values of net assets acquired will be recorded as goodwill on the unaudited condensed combined consolidated balance sheet.

The allocation of the total preliminary estimated purchase price to the acquired assets and liabilities assumed as of September 30, 2017, based on the estimated fair value of Common Stock as of December 29, 2017 is as follows (in thousands of U.S. Dollars):

Cash and cash equivalents	$12,914
Restricted cash	12,372
Prepaid expenses and other current assets	520
Equipment and furnishings, net	123
In-process research and development	12,100
GALE 401 rights	8,100
Goodwill	3,992
Deposits and other assets	50
Current liabilities	(21,262)
Noncurrent liabilities	(15,018)

Net assets acquired	$13,891

The fair value estimates are preliminary because the Merger closed on December 29, 2017 and closing balance sheet for Galena has not been completed. Identifiable intangible assets are required to be measured at fair value and these acquired assets could include assets that are not intended to be used or sold or that are intended to be used in a manner other than their highest and best use. For purposes of these unaudited pro forma condensed combined financial statements, the continuing company assumed that all assets will be used in a manner that represents the highest and best use of those assets.

Identifiable intangible assets acquired include the following in-process research and development:

In-Process Research and Development (NeuVax Combo)	$9,300
In-Process Research and Development (GALE 301/302)	2,800
GALE 401	8,100

$20,200

The fair value of the acquired in-process research and development is based on management’s preliminary valuation as of December 29, 2017 and represents incomplete research and development projects at Galena. Management estimated the fair value of GALE 401 and NeuVax Combo using the income approach, including the application of probability factors related to the likelihood of success of GALE 401 or NeuVax Combo reaching final development and commercialization. It also took into consideration information and certain program-related documents and forecasts prepared by management. The estimated fair value of GALE 301/302 was determined using the cost approach given its earlier stage development and the lack of financial information available as of the valuation date.

The fair value of in-process research and development is capitalized as of the acquisition date and is subsequently accounted for as indefinite-lived intangible assets until completion or abandonment of the associated research and development efforts. Accordingly, during the development period after the Merger, these assets will not be amortized into earnings; instead, these assets will be subject to periodic impairment testing. Upon successful completion of the development process for an acquired in-process research and development project, determination as to the useful life of the asset will be made. The asset would then be considered a finite-lived intangible asset and amortization of the asset into earnings would begin over the remaining estimated useful life of the asset.

Goodwill represents the excess of the preliminary acquisition consideration over the estimated fair values of net assets acquired. Goodwill will not be amortized but will be tested for impairment at least annually or whenever certain indicators of impairment are present. In the future, if it is determined that goodwill is impaired, an impairment charge would be recorded at that time. Qualitative factors supporting the recognition of goodwill due to the Merger include the continuing company’s anticipated enhanced ability to secure additional capital and gain access to capital market opportunities as a public company and the potential value created by having a more well-rounded clinical development portfolio by adding the earlier stage products acquired in the Merger to the continuing company’s later stage product portfolio. The goodwill will not be deductible for income tax purposes.

The final determination of the fair value estimates is anticipated to be completed as soon as practicable after the Merger and will be based on the fair values of the assets acquired and liabilities assumed as of December 29, 2017. The final amounts recorded for the assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements.

3. Pro Forma Adjustments

The unaudited pro forma condensed combined financial statements include pro forma adjustments that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the results of operations of the continuing company.

Based on SELLAS management’s review of Galena’s summary of significant accounting policies, the nature and amount of any adjustments to the historical financial statements of Galena to conform to the accounting policies of SELLAS are not expected to be significant.

The pro forma adjustments, based on preliminary estimates that may change significantly as additional information is obtained, are as follows:

A.	Reflects the elimination of the assets and liabilities attributable to Abstral (fentanyl) Sublingual Tablets and Zuplenz (ondansetron) Oral Soluble Film commercial products that were sold.

B.	Reflects the adjustment of historical goodwill and intangible assets to their fair values as a result of the transaction:

	In-process research and development	GALE-401 rights	Goodwill	Total
Estimated fair values	$12,100	$8,100	$3,992	$24,192
Elimination of Galena transaction costs	—	—	1,891	1,891
Historical carrying values	(9,300)	(8,100)	(5,386)	(22,786)

Pro forma adjustments	$2,800	$—	$497	$3,297

C.	Reflects the accrual for transaction costs incurred subsequent to September 30, 2017 in connection with the acquisition of Galena and the elimination of transaction costs related to the Merger that are recorded in the historical statements of operations of Galena and SELLAS:

	As of September 30, 2017	Nine months ended September 30, 2017
Transaction costs incurred by Galena	$1,891	$(2,525)
Transaction costs incurred by SELLAS	6,057	(797)

Pro forma adjustments	$7,948	$(3,322)

Included in the accruals for $6.057 million transaction costs incurred by SELLAS are severance amounts of $1.9 million that relate to payments to Galena employees that were paid prior to the closing of the Merger and recorded as compensation expense in the post-combination period. Such amounts are excluded from the pro forma adjustments to the statement of operations given these are non-recurring expenses.

D.	In July 2017, the current portion of debt was converted into shares of SELLAS equity. In August 2017, SELLAS and EQC Sely I Fund further amended the 2015 Sely Note to agree the number of shares issuable upon consummation of the Merger. Accordingly, contingent upon and effective immediately prior to completion of the Merger, SELLAS issued to EQC Sely I Fund 632,327 common shares and 5-year warrants to purchase 316,163 common shares of at an exercise price equal to 105% of the volume weighted average price of Common Stock for the 30 calendar days following the closing date of the Merger, in full satisfaction of the 2015 Sely Note. The pro forma adjustment also reflects the elimination of the related interest expense upon conversion:

	As of September 30, 2017	Year ended December 31, 2016	Nine months ended September 30, 2017
Principal and accrued interest	$(5,962)	$—	$—
Interest expense	—	(395)	(303)

Pro forma adjustments	$(5,962)	$(395)	$(303)

E.	Reflects the recording of a deferred tax liability related to the acquired in-process research and development assets:

Acquired in-process research and development assets estimated fair values	$20,200
Tax rate	39.99%

Deferred tax liability	8,079
Historical carrying value of deferred tax liability	(5,661)

Pro forma adjustment	$2,418

F.	Reflects the elimination of Galena’s historical equity

	Common Stock		Additional paid-in capital	Accumulated deficit	Treasury stock
	Shares	Amount
Historical Galena equity as of September 30, 2017	(41,849,725)	$(4)	$(347,610)	$329,129	$3,849

Pro forma adjustments	(41,849,725)	$(4)	$(347,610)	$329,129	$3,849

G.	Reflects the effect of the Merger as of September 30, 2017, which includes the adjustment to SELLAS shares, elimination of Galena discontinued operations and deferred tax liability, and the elimination of Galena’s historical equity and the issuance of shares in connection with the Merger:

	Common Stock		Additional paid-in capital	Accumulated deficit
	Shares	Amount
Shares held by SELLAS upon consummation of the Merger	4,178,219	$—	$—	$—
Historical SELLAS shares outstanding	(75,999)	(759)	760	—
Conversion of SELLAS convertible debt	—	—	5,962	—
Elimination of Galena’s deferred tax liability	—	—	—	5,661
Preliminary purchase price consideration	1,588,673	—	13,891	—
Accrual for merger related transaction costs	—	—	—	(6,057)

Pro forma adjustments	5,690,893	$(759)	$20,613	$(396)

Shares held by SELLAS upon consummation of the Merger were determined as follows:

Shares issuable to SELLAS	4,507,140
Less: Unexercised SELLAS warrants outstanding	(316,163)
Less: Shares available for future issuance under SELLAS equity incentive plan	(12,758)

4,178,219

H.	The pro forma combined basic and diluted earnings per share have been adjusted to reflect the pro forma net income for the year ended December 31, 2016 and for the nine months ended September 30, 2017. In addition, the number of shares used in calculating the pro forma combined basic and diluted net income per share has been adjusted to reflect the total number of outstanding shares of common stock as of the closing of the Merger. The following table sets forth the calculation of the pro forma weighted average number of common shares outstanding – basic and diluted:

	For the Year Ended December 31, 2016	For the Nine Months Ended September 30, 2017
Effect of applying the 43.9972 share exchange ratio to SELLAS equity shares at the beginning of the period	879,944	1,268,421
Shares issued to Galena securityholders upon consummation of the Merger	1,588,673	1,588,673
Shares issued to MSK and Equilibria upon conversion of debt and consummation of the Merger	834,494	834,494
Shares issued upon conversion of debt and payables	64,746	24,420
Shares issued upon the sale of SELLAS equity shares and conversion of 2015 Notes	—	670,329
Shares issued upon accelerated vesting of restricted stock units	—	20,993
Shares issued to MSK in connection with license agreement amendment	—	3,886

Pro forma weighted average shares outstanding	3,367,857	4,411,216

I.	To eliminate the goodwill impairment charge recognized in Galena’s historical statements of operations.